Exhibit 99.2

March 4,2009

Vestin Group, Inc.
6149 S. Rainbow Blvd.
Las Vegas, NV 89118

Re: Board Position

To Whom It May Concern:

Please accept this letter as my formal resignation with Vestin. I am unable to continue my board position as my travel requirements have increased and my time no longer allows me the opportunity to serve on the board.

Thank you for your attention in this matter. Please feel free to contact me directly should you wish to speak with me further about this matter.

Kind regards,

/s/ Michael Micone
Michael Micone
President

8860 W. Sunset Road
Suite 200
Las Vegas, NV 89148

P: (702) 951-2000
F: (702) 951-2002
www.ViciTech.com